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                                                           Exhibit 10.16


                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made as of this 1st day of March, 2000, by and between Liquor.com, Inc., a Delaware corporation (the "COMPANY"), and Steven Olsher (the "EXECUTIVE").

                                    RECITALS:

         A. The Company is actively engaged in operating an e-commerce site (Liquor.com) which facilitates both the purchase and sending of liquor, wine, and other alcoholic or non-alcoholic beverage by businesses and individuals for gift delivery and personal consumption.

         B. The Company is currently expanding its business by further utilizing its existing network of affiliates in the alcoholic beverage industry to reduce the cost and increase the efficiency at each tier of the alcoholic beverage distribution system.

         C. Executive is a founding shareholder and executive of the Company and has obtained certain unique and particular talents and abilities in managing and developing the Company's business.

         D. The Company is undergoing certain fundamental changes to its business plan, capitalization and management structure pursuant to which Executive is relinquishing management control of the Company.

         E. The Company desires to assure itself of the continued availability of Executive's talents and abilities and Executive desires to secure continued employment with the Company, subject to the terms, conditions and covenants hereinafter set forth;

         F. The Executive has previously executed and delivered the Confidentiality/Proprietary Information Agreement dated January 7, 2000 attached hereto as EXHIBIT A (the "CONFIDENTIALITY AGREEMENT").

         NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and conditions set forth herein, the Executive and the Company hereby agree as follows:

                                    ARTICLE I

                                   EMPLOYMENT

         1.1 EMPLOYMENT. The Company hereby employs, engages and hires Executive, and Executive hereby accepts employment, upon the terms and conditions set forth in this Agreement. The Executive shall serve as the Founder, Chief Operating Officer and Chief Libation Officer of the Company and shall be an Executive Vice President of the Company. Executive shall have and fully perform such duties and responsibilities that are commensurate with his position, as may be, from

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time to time, assigned to him by the Board of Directors of the Company and/or
the Chief Executive Officer of the Company. The Executive shall report directly to the Chief Executive Officer of the Company.

         1.2 ACTIVITIES AND DUTIES DURING EMPLOYMENT. Executive represents and warrants to the Company that he is free to accept employment with the Company, and that he has no prior or other commitments or obligations of any kind to anyone else which would hinder or interfere with his acceptance of his obligations under this Agreement, or the exercise of his best efforts as an officer and employee of the Company. During the Employment Term (as defined below), Executive agrees:

                  (a) to devote substantially all of his business, time, attention and efforts to the faithful and diligent performance of his services to the Company;

                  (b) to faithfully serve and further the interests of the Company in every lawful way, giving honest, diligent, loyal and cooperative service to the Company; and

                  (c) to comply with all rules and policies which, from time to time, may be adopted by the Company.


                                   ARTICLE II

                                      TERM

         2.1 Term. The term of employment under this Agreement shall be three
(3) years (the "INITIAL TERM"), commencing on the date of the Agreement, which Employment Term shall automatically renew for one year periods unless terminated by either party by written notice not less than sixty (60) days prior to expiration of the then-current term (such term of employment, as it may be extended or terminated, is herein referred to as the "EMPLOYMENT TERM").

         2.2 TERMINATION. The employment of Executive may be terminated as follows:

                  (a) After the Initial Term, by either party upon at least sixty (60) days notice to the other party, in which event such termination shall be effective upon expiration of the notice period. If Executive terminates his employment pursuant to this SECTION 2.2(a), such termination is hereinafter referred to as a "VOLUNTARY TERMINATION".

                  (b) By the Company immediately for "CAUSE." For the purpose of this Agreement, "CAUSE" shall mean (i) conduct amounting to fraud, embezzlement, or willful or illegal misconduct in connection with Executive's duties under this Agreement; (ii) the indictment or conviction of Executive by a court of proper jurisdiction of (or his written voluntary and freely given confession to) a crime which constitutes a felony and/or results in material injury to the Company's property, operation or reputation; (iii) breach of the


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                  Confidentiality Agreement; or (iv) substantial and continued
                  failure to perform duties reasonably directed by the Board of Directors and/or the Chief Executive Officer after written notice from the Company and a ten (10) day opportunity to cure.

                           (c) Upon the death of Executive.

                           (d) By either party upon the Total Disability of the
                  Executive. The Executive shall be considered to have a Total Disability for purposes of this Agreement if he is unable by reason of accident or illness to substantially perform his employment duties, and is expected to be in such condition for periods totaling six (6) months (whether or not consecutive) during any consecutive period of twelve (12) months. During a period of disability prior to termination hereunder, Executive shall continue to receive his base salary.

                           (e) By the Executive upon five (5) business days
                  notice to the Company for Good Reason, which notice shall state the reason for termination. For the purpose of this Agreement, "GOOD REASON" shall mean:

                                    (i) the assignment to the Executive of any
                           duties inconsistent with the Executive's position (including status, offices and titles, office facilities, staff support and reporting requirements), authority, duties or responsibilities as contemplated by ARTICLE I of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities without prior written consent of the Executive, excluding for this purpose an isolated action not taken in bad faith and which is remedied by the Company within five (5) business days after receipt of written notice thereof given by the Executive;

                                    (ii) any material failure by the Company to
                           comply with any of the provisions of this Agreement, other than an isolated failure not occurring in bad faith and which is remedied by the Company within five (5) business days after receipt of written notice thereof given by the Executive;

                                    (iii) any purported termination by the
                           Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                                    (iv) the failure of the Company to appoint
                           Executive as a director of the Company upon the increase of the number of directors from five to seven which shall occur no later than 180 days from the date hereof, and thereafter, any action taken by the Company, including a proxy solicitation, failure to nominate and/or recommend Executive as a director of the corporation, that results in or is intended to result in the removal of Executive from the Board of Directors.

If there is any dispute between the parties as to whether Cause, Good Reason, or Total Disability exists, either party may submit the dispute to binding arbitration. Any such arbitration proceeding will be conducted in Chicago, Illinois and except as otherwise provided in this Agreement, will be


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conducted under the auspices of JAMS/Endispute, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. The arbitrator(s) shall allow such discovery as the arbitrator(s) determines appropriate under the circumstances. The arbitrator(s) shall determine which party, if either, prevailed and shall award the prevailing party its costs and attorneys fees. The award and decision of the arbitrator shall be conclusive and binding on all parties to this Agreement and judgment on the award may be entered in any court of competent jurisdiction. The parties acknowledge and agree that any arbitration award may be enforced against either or both of them in a court of competent jurisdiction and each waives any right to contest the validity or enforceability of such award. The parties further agree to be bound by the provisions of any statute of limitations which would be applicable in a court of law to the controversy or claim which is the subject of any arbitration proceeding initiated under this Agreement. The parties further agree that they are entitled in any arbitration proceeding to the entry of an order, by a court of competent jurisdiction pursuant to an opinion of the arbitrator, for specific performance of any of the requirements of this Agreement.

         2.3 CESSATION OF RIGHTS AND OBLIGATIONS; SURVIVAL OF CERTAIN PROVISIONS. On the date of expiration or earlier termination of the Employment Term for any reason, all of the respective rights, duties, obligations and covenants of the parties, as set forth herein, shall, except as specifically provided herein to the contrary, cease and become of no further force or effect as of the date of said termination, and shall only survive as expressly provided for herein.

         2.4 TREATMENT OF EXECUTIVE UPON TERMINATION OF EMPLOYMENT. In lieu of any severance under any severance plan that the Company may then have in effect, and subject to any set-offs for any damages suffered by the Company or other amounts owed by the Executive to the Company, the Company shall pay to the Executive, and the Executive shall be entitled to receive in one lump sum payment, the following amounts within thirty (30) days of the date of a termination of the Employment Term:

                  (a) VOLUNTARY TERMINATION OR FOR CAUSE. Upon a Voluntary Termination of the Employment Term by the Executive, the expiration of the Employment Term because the Executive elects not to extend the Employment Term, or a termination of the Employment Term for Cause by the Company, the Executive shall be entitled to receive his current Base Salary (as defined herein) and expense reimbursement through the date of termination and pro rata portion of the prior year's Performance Bonus (as defined herein).

                  (b) DEATH OR TOTAL DISABILITY. Upon the termination of the Employment Term by either party by reason of the Death or Total Disability of the Executive, the Executive shall be entitled to receive
         (i) Base Salary and expense reimbursement through the date of termination, (ii) an amount equal to the prior year's Performance Bonus, and (iii) an amount equal to one year of his current Base Salary.

                  (c) GOOD REASON; INVOLUNTARY PRIOR TO MARCH 1, 2002. Upon the termination of the Employment Term by the Executive for Good Reason, or by the Company in breach of this Agreement in either case at any time before March 1, 2002, the Executive shall be


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         entitled to receive (i) the Base Salary and expense reimbursement through the date of termination, (ii) the balance of his current Base Salary due through the end of the Initial Term, and (iii) an amount equal to the number of years remaining (including the year of termination) in the Initial Term multiplied by the prior year's Performance Bonus.

                  (d) Good Reason; Involuntary After March 1, 2002. Upon the expiration of the Employment Term by the Company by not electing to extend the Employment Term, by the Company pursuant to SECTION 2.2
         (a), by the Company in breach of this Agreement after March 1, 2002, or by Executive for Good Reason after March 1, 2002, the Executive shall be entitled to receive (i) his Base Salary and expense reimbursement through the date of termination, (ii) one year's Base Salary, and (iii) an amount equal to the prior year's Performance Bonus.

In addition, the Executive shall be entitled to continue to receive, at the Company's sole expense, all health and disability benefits for a period of one year after the termination date. If the Executive's employment is terminated in the first year of the Initial Term, his prior year "Performance Bonus" shall be deemed to be $50,000.

         2.5 NO MITIGATION OF DAMAGES DEFENSE. The Company shall not be entitled to interpose in any forum or proceedings whatsoever the defense of "mitigation of damages," notwithstanding that the Executive shall have entered into or could have entered into any other employment.


                                   ARTICLE III

                            COMPENSATION OF BENEFITS

         3.1 COMPENSATION.

                  (a) During the Employment Term, the Company shall pay Executive a base salary ("BASE SALARY") of One Hundred Fifty Thousand Dollars ($150,000) per year. The Base Salary will be reviewed annually by the Board of Directors with a view to increasing it. The Company shall not be permitted to reduce the Base Salary.

                  (b) The Company shall, in addition to Executive's Base Salary, pay Executive an annual performance bonus (the "PERFORMANCE BONUS") based on the Company obtaining certain targeted financial goals, as established by the Board of Directors of the Company after consultation with the Executive.

                  (c) The Company may pay such additional bonuses as the Board of Directors of the Company may deem appropriate.

                  (d) The Company shall pay Executive a bonus of $50,000 within thirty days of the closing of an initial public offering or other significant financing event for the Company.


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          3.2 PAYMENT. All compensation shall be payable in intervals in accordance with the general payroll payment practice of the Company. The compensation shall be subject to such withholdings and deductions by the Company as are required by law.

         3.3 BUSINESS EXPENSES.

                  (a) REIMBURSEMENT. The Company shall reimburse the Executive for all reasonable, ordinary, and necessary business expenses incurred by him in connection with the performance of his duties hereunder, including, but not limited to, ordinary and necessary travel expenses and entertainment expenses.

                  (b) ACCOUNTING. The Executive shall provide the Company with an accounting of his expenses, which accounting shall clearly reflect which expenses are reimbursable by the Company. The Executive shall provide the Company with such other supporting documentation and other substantiation of reimbursable expenses as will conform to Internal Revenue Service or other requirements. All such reimbursements shall be payable by the Company to the Executive within a reasonable time after receipt by the Company of appropriate documentation therefor.

         3.4 OTHER BENEFITS. Executive shall be entitled to participate in any retirement, pension, profit-sharing, stock option, health plan, incentive compensation and welfare or any other benefit plan or plans of the Company which may now or hereafter be in effect for executive officers of the Company. The Company shall pay to Executive a car allowance of $500 per month.


                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received
(a) when delivered, if delivered personally, (b) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, (c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, and (d) on the date of delivery if delivered by telecopy, receipt confirmed, provided that a confirmation copy is sent on the next business day by first class mail, postage prepaid, in each case addressed as follows:

         To Executive at his home address.

         To Company at:    Liquor.com, Inc.
                           4205 W. Irving Park Road
                           Chicago, IL 60641
                           Attn: Chief Executive Officer


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                    Ph:     773-427-8624
                    Fax:    773-427-8628

With a copy to:     Shefsky & Froelich Ltd.
                    444 North Michigan Avenue
                    Suite 2500
                    Chicago, IL 60611
                    Attention:  James R. Asmussen

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

     4.2 ENTIRE AGREEMENT: AMENDMENTS, ETC. This Agreement contains the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter thereof. No modification, amendment, waiver or alteration of this Agreement or any provision or term hereof shall in any event be effective unless the same shall be in writing, executed by both parties hereto, and any waiver so given shall be effective only in the specific instance and for the specific purpose for which given.

     4.3 BENEFIT. This Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the heirs, successors, legal representatives and permitted assignees of Executive and the successors, assignees and transferees of the Company. This Agreement or any right or interest hereunder may not be assigned by Executive without the prior written consent of the Company.

    4.4 NO WAIVER. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder or pursuant hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or pursuant thereto.

     4.5 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but, if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If any part of any covenant or other provision in this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that the court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

     4.6 COMPLIANCE AND HEADINGS. Time is of the essence of this Agreement. The headings in this Agreement are intended to be for convenience and reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of an portion hereof.

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     4.7  GOVERNING LAW.   The parties agree that this Agreement shall be
governed by, interpreted and construed in accordance with the laws of the State of Illinois, and the parties agree that any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Cook County in the State of Illinois or in the U.S. District Court for the Northern District of Illinois. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be Cook County, Illinois.

     4.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

    4.9 RECITALS. The Recitals set forth above are hereby incorporated in and made a part of this Agreement by this reference.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the day and year first above written.



                                            LIQUOR.COM, INC.,
                                            a Delaware corporation

                                            By:  /s/ Barry Grieff
                                                 ---------------------------


                                            EXECUTIVE:

                                                 /s/ Steven Olsher
                                                 ----------------------------
                                                     Steven Olsher

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